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                                                                    EXHIBIT 10.6

              PERFORMANCE RESTRICTED STOCK AGREEMENT (BRIDAL GROUP)


                   GRANT       NUMBER OF COMMON       SOCIAL SECURITY
  GRANTED TO       DATE            SHARES                 NUMBER
  ----------       ----        ----------------       ---------------


                                         LAPSE DATE(S)

         The Committee under the 1994 Stock Incentive Plan ("1994 Plan") of The May Department Stores Company has approved granting Executive performance restricted stock on the terms and subject to the conditions set forth in this Agreement.

         Therefore, the Company and Executive hereby agree as follows:

         1. The Company hereby grants to Executive, in the aggregate, the number of shares of the presently authorized common stock of the Company shown above ("Restricted Stock"), which shall be subject to the restrictions and conditions set forth in the 1994 Plan and in this Agreement.

         2. The Company shall hold the certificates for the Restricted Stock in custody until the restrictions thereon shall lapse. Upon receipt of written certification from the Committee that the restrictions on shares of Restricted Stock have lapsed, the Company shall deliver the certificates for such shares to Executive.

         3. The restrictions on Restricted Stock are that the shares (i) may not be sold, assigned, conveyed, transferred, pledged, hypothecated or otherwise disposed of, and (ii) shall be returned to the Company forthwith, and all of the Executive's rights to such shares shall immediately terminate without any payment or consideration by the Company, if Executive's continuous employment with the Company or any Subsidiary shall terminate for any reason except for Executive's death or Disability, as provided in Section 7 hereof.

         4. Executive agrees that, subject to Section 5 of this Agreement, (a) no later than the date(s) as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the shares of Restricted Stock covered by this Agreement, Executive shall pay to the Company or make other arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock for which the restrictions shall lapse; and (b) the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Executive any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock.

         Executive may satisfy tax withholding obligations

         (1) by paying cash (by (i) cashier's or certified check, (ii) personal check or (iii) wire transfer),

         (2) by the Company's withholding a number of the shares of Restricted Stock for which the restrictions lapsed with a fair market value equal to the minimum amount of the withholding taxes (with any fractional share rounded up to the nearest whole share), or

         (3) by a combination of shares (up to the minimum amount of the withholding obligation) and cash.

         5. If Executive properly elects, within thirty (30) days of the Grant Date shown above, to include in gross income for Federal income tax purposes an amount equal to the fair market value of the shares of Restricted Stock granted on the Grant Date, Executive shall pay to the Company or make other arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any Federal, state or local taxes required to be withheld with respect to such shares. If Executive fails to make such payments, the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Executive any Federal, state or local taxes of any kind required by law to be withheld with respect to such shares.

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         The May Department Stores Company has caused this agreement to be executed in its corporate name and Executive has executed the same in evidence of the Executive's acceptance hereof upon the terms and conditions herein set forth as of the Grant Date shown above.

THE MAY DEPARTMENT STORES COMPANY

By
  ------------------------------              -----------------------------
                                              (Executive)


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         6. The Restrictions on the Restricted Stock shall lapse on the date(s)
and with respect to the corresponding number of shares shown on the previous page, subject to all the other terms and conditions of this agreement, and the following:

         (I) if Executive's operating company meets or exceeds Executive's Annual Earnings Objective under the bonus program applicable to Executive (the "Bonus Plan") for the most recently ended fiscal year (as defined in the Bonus Plan), then the restrictions that would otherwise lapse on such date shall lapse as 100% of the shares of Restricted Stock;

         (ii) if Executive's operating company achieves 90% of Executive's Annual Earnings Objective but does not achieve 100% for the most recently ended fiscal year, then the restrictions on the shares of Restricted Stock that would otherwise lapse on such date shall lapse as to 67% of such shares (for achievement between 90% and 100% of the Annual Earnings Objective, the percentage of shares of Restricted Stock on which restrictions will lapse will be prorated);

         (iii) if Executive's operating company achieves 80% of Executive's Annual Earnings Objective but does not achieve 90% for the most recently ended fiscal year, then the restrictions on the shares of Restricted Stock that would otherwise lapse on such date shall lapse as to 33% of such shares (for achievement between 80% and 90% of the Annual Earnings Objective, the percentage of shares of Restricted Stock on which restrictions will lapse will be prorated);

         (ii) if Executive's operating company fails to achieve 80% of Executive's Annual Earnings Objective for the most recently ended fiscal year, then 100% of the shares of such Restricted Stock shall immediately forfeit to the Company. All rights of Executive to any shares forfeited shall immediately terminate without any payment or consideration by the Company.

Notwithstanding the above, the Company may, in its sole and absolute discretion, adjust the number of shares of Restricted Stock with respect to which restrictions will lapse on such date upwards (up to 100% of those shares with respect to which restrictions would otherwise lapse) and downwards (down to 0% of those shares with respect to which restrictions would otherwise lapse).

         If, prior to a date on which restrictions are scheduled to lapse, Executive is transferred to another operating company or subsidiary of the Company and Executive's bonus under the Bonus Plan for the most recently ended fiscal year is prorated in accordance with the terms of the Bonus Plan, then, in such event, the percentage of Restricted Stock on which restrictions shall lapse on such date shall be similarly prorated. Thereafter, the percentage of Restricted Stock on which restrictions shall lapse for any release date that occurs after the close of the fiscal year following such transfer shall be calculated based on whether the new operating company or subsidiary has achieved Maximum, Target or Threshold Earnings Objectives for the most recently ended fiscal year under the bonus plan that applies to Executive in his or her new position. This Section 6 operates independently of any agreement Executive may have with respect to bonuses under the Bonus Plan.

         7. Notwithstanding the foregoing, if (i) Executive ceases to be an employee of the Company or of a subsidiary thereof by reason of Disability or death, (ii) Executive has been in the continuous employment of the Company or of a Subsidiary from the Grant Date shown above through the date of such event, and
(iii) such Disability or death occurs more than one year after the Grant Date, then the restrictions shall lapse as to all shares of Restricted Stock on the date of Executive's Disability or death.

         8. If there is (i) any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, spin-off or otherwise, (ii) any dividend on the Restricted Stock, payable in common stock of the Company, or (iii) a stock split, or a combination of shares, a consolidation or merger, the Board shall make appropriate adjustments in the number of shares relating to Restricted Stock.

         9. If (a) one of the events described in Section 4 of Part V of the 1994 Plan occurs and (b) Executive is actively employed on the date of such event, then from and after such date, the restrictions on all Restricted Stock covered by this Agreement shall immediately lapse.

         10. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or subsidiary to terminate the Executive's employment at any time, in the absence of a specific agreement to the contrary.

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         11. So long as this Agreement shall remain in effect, the Company will furnish to Executive, as and when available, a copy of each prospectus issued with respect to the shares of stock covered hereby, and also copies of all material hereafter distributed by the Company to its shareowners.

         12. This Agreement shall be governed by the laws of the State of Delaware. It may not be modified except in writing signed by both parties.

         13. Executive acknowledges that Executive has received a copy of the 1994 Incentive Stock Plan, as such Plan is in effect on the date of this Agreement, has read and understands the terms of the 1994 Plan and of this Agreement, and agrees to all of the terms and conditions provided for in the 1994 Plan and in this Agreement.

         14. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the 1994 Plan have the same definitions as provided in the 1994 Plan.